EXHIBIT 23

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-49007 and 333-49009 of Shoe Pavilion, Inc. each on Form S-8 regarding the Directors’ Stock Option Plan and the 1998 Equity Incentive Plan, respectively, of our report dated February 14, 2003, (March 18, 2003 as to Note 3) appearing in this Annual Report on Form 10-K of Shoe Pavilion, Inc. for the year ended December 28, 2002.

/s/ DELOITTE & TOUCHE LLP

San Francisco, California

March 24, 2003